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Exhibit 10.7.1

                           SECOND AMENDMENT OF LEASE

     AGREEMENT made effective as of the 31st day of December, 1998, by and between RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an office at 660 White Plains Road, Tarrytown, New York 10591, (hereinafter called "Landlord"), and ENTEX INFORMATION SERVICES, INC., having an office at 6 International Drive, Reckson (formerly "Royal") Executive Park, Rye Brook, New York 10573 (hereinafter called "Tenant").

                                    RECITALS

     WHEREAS, Royal Executive Park II, the predecessor-in-interest to Landlord, and Tenant have entered into a Lease Agreement dated January 20, 1995 (the "Original Lease") for the lease of certain premises (the "Leased Premises") consisting of a portion of the ground floor in the building known as Reckson Executive Park, Building 6, located in the Reckson (formerly "Royal") Executive Park, Rye Brook, New York (the "Building"); and

     WHEREAS, Royal Executive Park II, the predecessor-in-interest to Landlord, and Tenant amended the Original Lease by entering into a First Amendment of Lease dated October 18, 1995 (the "First Amendment" and, together with the Original Lease, sometimes hereinafter collectively called the "Lease"), whereby, among other things, the Expiration Date of the Original Lease was extended to December 31, 1998; and

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     WHEREAS, Landlord and Tenant desire to, among other things, amend the Lease to further extend the term of the Lease for a period of three (3) years and five
(5) months to and including May 31, 2002.

     NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  Definitions

     1.1 The recitals are specifically incorporated into the body of this Agreement and shall be binding upon the parties hereto.

     1.2 Unless expressly set forth to the contrary and except as modified by this Agreement, all defined terms shall have the meanings as ascribed to them in the Lease.

                                   ARTICLE II

                              Lease Modifications

     2.1   The Lease is hereby modified and amended as follows:

     2.1.1 Lease of Premises. Landlord and Tenant hereby stipulate and agree that the Leased Premises under the Lease contains 12,122 rentable square feet of space.

     2.1.2 Term. Article II, Section 2.01 of the Original Lease and Section 2 of the First Amendment are hereby modified and amended so as to further extend the term of the Lease for a period

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of three (3) years and five (5) months to and including May 31, 2002. From and after the date of this Agreement, all references to the term "Expiration Date" under the Lease shall mean May 31, 2002.

     2.1.3 Condition of Premises. Tenant hereby acknowledges that Landlord has completed all work (if any) which it was obligated to perform under the Lease. Tenant, therefore, also acknowledges that it is accepting the Leased Premises in its "as is" condition and that Landlord shall have no obligation to perform any work in or to the Leased Premises in order to prepare same for occupancy by Tenant. Any alterations to be performed by Tenant in and to the Leased Premises shall be subject to all of the terms, conditions and restrictions contained in
Article XI, Section 11.01 of the Original Lease.

     2.1.4   Rental.

          2.1.4.1 From the date of this Agreement through December 31, 1998, the Annual Rental for the Leased Premises shall be payable in accordance with
Article IV of the Original Lease as modified by Section 3 of the First
Amendment.

          2.1.4.2 Commencing on January 1, 1999 and continuing through the end of the Term of the Lease, Annual Rental for the Leased Premises shall be payable as follows:

          During the period January 1, 1999 through and including December 31, 1999, the Annual Rental shall be in an amount equal to Two Hundred Sixty-Six Thousand Six Hundred Eighty-Four and 04/100 ($266,684.04) Dollars per annum, payable in equal monthly installments of Twenty-

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     Two Thousand Two Hundred Twenty-Three and 67/100 ($22,223.67) Dollars;

          During the period January 1, 2000 through and including December 31, 2000, the Annual Rental shall be in an amount equal to Two Hundred Ninety Thousand Nine Hundred Twenty-Eight and 00/100 ($290,928.00) Dollars per annum, payable in equal monthly installments of Twenty-Four Thousand Two Hundred Forty-Four and 00/100 ($24,244.00) Dollars;

          During the period January 1, 2001 through and including December 31, 2001, the Annual Rental shall be in an amount equal to Three Hundred Three Thousand Fifty and 04/100 ($303,050.04) Dollars per annum, payable in equal monthly installments of Twenty-Five Thousand Two Hundred Fifty-Four and 17/100 ($25,254.17) Dollars; and

          During the period January 1, 2002 through and including May 31, 2002, the Annual Rental shall be in an amount equal to One Hundred Twenty-six Thousand Two Hundred Seventy and 85/100 ($126,270.85) Dollars for such five
     (5) month period, payable in equal monthly installments of Twenty-Five Thousand Two Hundred Fifty-Four and 17/100 ($25,254.17) Dollars.

          2.1.4.3 Tenant acknowledges that the aforementioned Annual Rental is exclusive of charges for Tenant's use of electric power in the Leased Premises, which charges shall continue to be separately payable by Tenant in accordance with Article V, Section 5.03 of the Original Lease, as amended by Section 6 of the First Amendment.

     2.1.5 Tenant Parking. Effective as of January 1, 1999, Section 13 of the First Amendment shall be deleted in its entirety and, thereafter, Landlord shall again only be required to provide Tenant with access to not less than forty (40) non-exclusive parking spaces.

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     2.1.6.  NOTICES. Article XXI, Section 21.01 of the Original Lease is
hereby modified and amended by deleting the existing address for notices to Landlord and replacing it with:

                    "Reckson Operating Partnership, L.P.
                    660 White Plains Road
                    Tarrytown, New York 11591
                    Attention: Director

                    with a copy to:

                    Lazer, Aptheker, Feldman, Rosella & Yedid, LLP 225 Old Country Road
                    Melville, New York 11747
                    Attn: Samuel Yedid, Esq."

     2.1.7. INVESTOR'S APPROVAL. Section 25.02 of the Original Lease is hereby deleted in its entirety.

     2.1.8. RENEWAL OPTION. Section 20 of the First Amendment is hereby deleted in its entirety. However, provided Tenant has complied with all the terms, covenants and conditions of the Lease and is not then in default thereof, Tenant shall have the option to renew the Lease, with respect to the entire Leased Premises, for one (1) additional five (5) year period (the "Renewal Term") to commence on June 1, 2002 and to expire on May 31, 2007, upon the following terms and conditions:

          (i) Tenant shall give notice to Landlord, in writing, no later than June 1, 2001 that such option is being exercised. The parties agree to then negotiate the minimum annual rent for the Renewal Term (the "Minimum Annual Renewal Rent"). The Minimum Annual Renewal Rent is intended to be ninety-five (95%) percent of


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the then current fair market annual rental rate per square foot per year for the
Leased Premises as of the commencement of the Renewal Term. Upon determination of the Minimum Annual Renewal Rent, the Lease shall be renewed for the Renewal Term on the same terms, covenants and conditions as contained in this Lease, except that (A) the Minimum Annual Renewal Rent shall be fixed in accordance with the provisions of this Section, (ii) the Leased Premises shall be delivered in its "as is" condition as of the first day of the Renewal Term and (iii) there shall be no further option to renew.

     (ii) If Landlord and Tenant have not mutually agreed upon the Minimum Annual Renewal Rent by December 1, 2001, they shall each select one real estate appraiser each of whom shall conduct a real estate appraisal and furnish a report to indicate their opinion of the fair market rental of the Leased Premises.

     (iii) If, after a review of the appraisal reports prepared and submitted in accordance with Article 52(ii), above, Landlord and Tenant have not agreed on the Minimum Annual Renewal Rent by February 1, 2002, the matter shall immediately be submitted to arbitration before the American Arbitration Association ("AAA"), and shall be determined by a single arbitrator in accordance with the provisions of this lease and the then applicable rules of the AAA within the County of Westchester, or of the closest office of the AAA. The arbitrator shall, in determining the Minimum Annual Renewal Rent, take into consideration the then existing current


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fair market rental value of similar premises in the vicinity. The arbitrator shall then, on an expedited basis, choose one of the determinations of the two appraisers originally selected by the parties. The parties agree that the decision and determination to be made by the arbitrator with respect to the Minimum Annual Renewal Rent shall be final and binding upon Landlord and Tenant.

     (iv) Notwithstanding anything to the contrary contained in this Section, in no event shall the Minimum Annual Renewal Rent be less than the minimum annual rental rate applicable to the last twelve (12) months of the current term of the Lease.

     (v) Landlord and Tenant shall each separately pay their respective designated appraisers. The expenses, fees and charges in connection with the arbitration process set forth in clause (iii), above, shall be borne equally between Landlord and Tenant.

     (vi) Upon agreement as to the Minimum Annual Renewal Rent by the parties hereto or upon the Minimum Annual Renewal Rent being fixed by the arbitrator, as the case may be, the parties hereto shall enter into a supplementary agreement extending the term of the Lease as hereinabove provided. In the event of no agreement between the parties or no decision by arbitration prior to May 31, 2002, Tenant shall pay an interim fixed rental at the minimum annual rental rate last in effect until the arbitration shall have been completed after which Landlord and Tenant shall make






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appropriate adjustment of such interim rent, such adjustment to be as of the commencement date of the Renewal Term.

This option to renew shall be personal to Entex Information Services, Inc. and shall not be transferrable by operation of law or otherwise.

     2.1.9  Cross-Defaults.  Supplementing the provisions of Article XIII,
Section 13.01 of the Original Lease and Section 24 if the First Amendment, any monetary default (beyond applicable notice and cure periods) by Tenant under any other lease or license agreement for premises in the Building or any other building within the Reckson Executive Park shall constitute a default under the Lease.

                                  ARTICLE III

                                     Broker
                                     ------

     3.1 Landlord and Tenant each represent to the other that this Second Amendment of Lease was brought about by CB Richard Ellis, Inc., as broker, and all negotiations with respect to this Second Amendment of Lease were conducted exclusively among Landlord, Tenant and said broker. Landlord and Tenant each agrees that if any claim is made for commissions by any other broker through or on account of any acts of the representing party, such party will hold the other free and harmless from any and all liabilities and expenses in connection therewith, including reasonable attorney's fees. Specifically, Landlord shall indemnify


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and hold Tenant harmless from and against any claim for commissions made by The
Galbreath Company or CB Richard Ellis, Inc. Landlord shall pay to CB Richard Ellis, Inc. a renewal rate brokerage commission pursuant to a separate agreement.

                                   ARTICLE IV
                                  RATIFICATION

     4.1 Tenant represents and warrants that, to the best of its knowledge, the Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that the Tenant has no defense or right of offset in connection with Landlord's performance under the Lease to this date.

     4.2 The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants, conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease, and the provisions of this Agreement, the provisions of this Agreement shall control.

     4.3 Landlord represents to Tenant that, as of the date of this Agreement, there is no mortgage encumbering the Building in which the Leased Premises are located.



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     IN WITNESS WHEREOF, the parties have executed this Second Amendment to
Lease effective as of the day and year first above written.


                                        RECKSON OPERATING PARTNERSHIP, L.P.

                                        By: RECKSON ASSOCIATES REALTY CORP.,
                                        its General Partner


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
Execution Date:
February  , 1999                        By: /s/
                                            _______________________________

Execution Date:                         ENTEX INFORMATION SERVICES, INC.
February  , 1999
                                        By: /s/ Mike Archambault
                                            ________________________________


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